EXHIBIT 10.6


                               EXTENSION AGREEMENT
                      PROMISSORY NOTE DATED MARCH 31, 1999
                           PRINCIPAL AMOUNT: $400,000


The Parties to the Extension Agreement are OneSource Technologies, Inc., a Delaware corporation, whose address is 2329 West Mescal, Suite 304, Phoenix, Arizona 85029 (hereafter the "Holder") and Cossack Financial, LLC, a NV, AZ corporation, whose address is 7373 N Scottsdale PO #16213 (hereafter the "Maker").

Recitals

Whereas, Maker has made in favor of Holder that certain Promissory Note (hereafter the "Note") a copy of which is attached hereto as Exhibit "A" in the principal amount of Four Hundred Thousand ($400,000) Dollars dated March 31, 1999 and payable one hundred and eighty days after date at six (6%) percent interest; and

Whereas, the Note is currently due and payable at its original principal amount plus accrued interest; and

Whereas, the Parties hereto desire to extend the maturity of the Note and to provide for the additional security of a joint brokerage account into which the collateral for the payment of the Note, consisting of 1,050,000 (MT initials) shares of OneSource Technologies, Inc. common stock (hereafter the "Shares" or the "Stock") shall be deposited by Maker; and

Whereas, the Parties desire to provide for the orderly liquidation of the Collateral so as to prevent distortion in the market price of OneSource common stock which may occur upon a large lump sum sale;

Now Therefore For Good and Valuable Consideration The Receipt Of Which Is Hereby Acknowledged, It Is Agreed As Follows:

Agreements

1. Maker hereby acknowledges and agrees that the amount of the Note, plus accrued interest, which was due and payable as of October 1, 1999 is Four Hundred and Twelve Thousand ($412,000.00) Dollars and No Cents. The term of the Note, which has expired as of the date of the Extension Agreement, shall be extended and the maturity of the Note shall be upon demand by Holders, which demand may be made at any time in the Holder's sole and absolute discretion, with no conditions precedent to such demand, other than giving Notice and Demand for Payment, and provided further that Maker shall make payments on account upon the liquidation of the Collateral, as required by Holder in accordance with the provisions set forth below.

2. The Note is secured by the security interest of Holder in the Shares of OneSource Technologies, Inc. common stock. This Stock shall be deposited by Maker and held in a joint signature brokerage account with Fidelity Investments, Account Number Y03155837, listing both Maker and Holder as joint signatories. Both the Stock and any proceeds of the sale of the Stock shall be held in the account or in a money market account with Fidelity which is identified as Account Number 291662471 and which shall be subject to the direction of Maker and Holder as follows:

        a) Holder shall have the absolute discretion to pay or appoint to itself up to one hundred (100%) of any existing balance of the proceeds of any Stock sale in the account either as such sales occur or later as

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        Holder shall in its sole and absolute  discretion  deem  advisable.  Any amounts disbursed from proceeds held in the account to Holder shall be applied first to any costs associated with the collection of the Note or sale of any security, then to accrued interest, and finally to the principal balance due. Holder shall have no interest in any proceeds above the amounts due under the Note, and upon receiving the entire proceeds as required by the Note, shall consent to the removal of its name from the accounts. Maker shall make no disbursements of proceeds either to itself or to any third party without the prior written approval of Holder.

        b) The Shares of Stock held in the account may be sold in whole or in part and from time to time by Maker, for good and valuable consideration, which shall be deposited in the money market account as proceeds. Maker shall consult with, and obtain prior approval of Holder prior to any private placement of any Shares. Maker shall time all sales of Shares which it makes in such a way so as not to adversely impact the price of the Shares in the marketplace.

        c) In the event that insufficient Shares are sold so as to make periodic and satisfactory progress on the payment of the loan, which satisfactory progress shall be determined in the sole discretion of Holder, Maker agrees that, in addition to its other remedies at law, Holder may, upon ten (10) days notice to Maker, assume control of the account and any remaining Stock or proceeds, and sell such Stock for the benefit of the account of Maker. Maker hereby waives, as to any proceedings under this provision by Holder to enforce its interest, any claim, cause of action, or damages or defense to deficiency in payment on the Note arising out of the sales or failures to sell Stock by Holder during any period in which Holder is actively trading in the account.

        d) To facilitate Holder's ability to manage the account as provided herein for the benefit of Maker, Maker hereby grants to Holder, through its authorized representative, Donald Gause or such other representative as OneSource shall name from time to time, a full power of attorney, coupled with an interest, to trade in the account, and buy and sell securities therefrom in Holder's sole discretion as to price, amount, and timing, and to receive the proceeds therefrom, and to apply the same to payments due from Maker for the benefit of the account of Maker at Holder's discretion.

3. Notice, in writing, shall be given by Holder of its election to demand repayment of the entire remaining balance of the Note. Notice shall be effective when hand delivered to the noticed party or five (5) days after mailing, postage prepaid in the U.S. Mail to Maker's last known address, or upon the next day following the date of deposit of the Notice with an overnight carrier for overnight delivery.

4. Maker shall have ten (10) days grace period from the date of Notice and Demand for Payment in which to make payment in full of the Note. In the event Maker does not pay, in full, all amounts due hereunder prior to the termination of the grace period, Maker shall be in default under its obligation.

5. From and after default, and until the obligation of the Note, together with all accrued interest thereon and any expenses in connection therewith, shall be paid in full, the Default interest rate of fourteen (14%) percent per annum shall be applied to the outstanding balance due.

6. All of the terms and conditions of the Promissory Note shall apply to this Extension Agreement to the extent not in conflict herewith.





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     Dated this 1/3/00 day of January,        2000



"Maker"                                                                 "Holder"

Cossack Financial, L.L.C.                     OneSource Technologies, Inc.

By: /s/Michael Fisher                          By: /s/ Donald Gause

Its:/s/Michael Fisher                            Its:Secretary


Fidelity Investments hereby acknowledges receipt of an original of this Agreement for the benefit of Holder, a named signatory on Account Number Y03155837, and money market Account Number 291662471.

                                          Fidelity Investments

                                          By:__________________________

                                          Its:__________________________


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